EXHIBIT 10.13
Amendment to the
Stock Unit Agreement
     THIS AMENDMENT (the “Amendment”) is made, effective as of _________ (the “Effective Date”), between Martin Marietta Materials, Inc, a North Carolina corporation (the “Corporation”), and _________ (the “Employee”).
     WHEREAS, the Corporation and the Employee are parties to an agreement effective as of _________, under which the Employee was awarded Stock Units under the Company’s Amended and Restated Stock-Based Award Plan (the “Award Agreement”); and
     WHEREAS, the parties wish to amend the Award Agreement to ensure compliance with, or exemption from, provisions of the Section 409A of the Internal Revenue Code of 1986, as amended, and its implementing regulations and guidance; and
     WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Company’s Amended and Restated Stock-Based Award Plan and the Award Agreement.
     NOW THEREFORE, in consideration of these premises, and intending to be legally bound:
          1. The last sentence of Section 4 of the Award Agreement is hereby amended in its entirety to read as follows:
“The distribution from Units to Common Stock will be one Unit for one share of Common Stock and will be made as soon as practicable following the Vesting Date, but in no event later than 60 days following the Vesting Date.”
          2. The last sentence of Section 7(a) of the Award Agreement is hereby amended in its entirety to read as follows:
“If the Employee’s employment with the Corporation is terminated prior to the Vesting Date by the Corporation without Cause, then the Units shall be immediately vested as of the date of such termination of employment, converted into Common Stock and distributed to the Employee as soon as practicable, but in no event later than 2 1/2 months following such termination of employment.”
          3. Section 7(b) of the Award Agreement is hereby amended in its entirety to read as follows:
“Disability. If the Employee’s employment with the Corporation is terminated prior to the Vesting Date as the result of a Disability, then the terms of all outstanding Units shall be unaffected by such disability and the Units will vest on the date the Employee reaches age 62. Such Units will be converted into Common Stock and distributed to the Employee as soon as practicable following the date the Employee reaches age 62, but in no event later than the last day of the calendar in which contains the date the Employee reaches age 62. A ‘Disability’ shall occur if the Employee is entitled to commence benefits under a long-term disability plan maintained by the Corporation, provided that such ‘Disability’ also constitutes a disability under Treas. Reg. §§ 1.409A-3(i)(4).”
          4. A new Section 7(d) is hereby added to the Award Agreement to read as follows:
“Compliance with Section 409A: If the termination giving rise to the distribution of Common Stock described in this Section 7 is not a “Separation from Service” within the meaning of Treas. Reg. § 1.409A-1(h)(1) (or any successor provision), then the Common Stock otherwise payable pursuant to this Section 7 will instead be deferred without interest and will not be paid until the Employee experiences a Separation from Service. In addition, to the extent compliance with the requirements of Treas. Reg. § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Section 409A of the Internal Revenue Code to distributions due to the Employee upon or following his or her Separation from Service, then notwithstanding any other provision of this Award Agreement, any such distributions that are otherwise due within six months following the Employee’s Separation from Service will be deferred without interest and distributed to the Employee in a lump sum on the first business day of the seventh month immediately following such Separation from Service.”
          5. Section 9 of the Award Agreement is hereby amended in its entirety to read as follows:
“CHANGE IN CONTROL
In the event of a change in control of the Corporation, as defined in Section 11 of the Plan, the restriction period of all outstanding Units shall be accelerated so as to cause all outstanding Units to convert to shares of Common Stock. Such shares will be distributed no later than 2 1/2 months following the date of such change in control.”
          6. Section 10 of the Award Agreement is hereby amended to add the following to the end thereto:
“If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of Stock Units to shares of Common Stock and immediately distribute such shares of Common Stock to the Employee.”
          7. The Award Agreement, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.
[Signatures on next page.]

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed and the Employee has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.
By:
Corporate Secretary

EMPLOYEE
By:
(Employee’s Signature)